Registration No. ___________________

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FLM MINERALS INC.
(Name of small business issuer in its charter)

Nevada	1081	None
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

FLM MINERALS INC.	CORPORATION TRUST COMPANY OF NEVADA
#308 - 837 West Hastings Street	6100 Neil Road, Suite 500
Vancouver, British Columbia	Reno, Nevada 89511
Canada V6C 3N6	(775) 688-3061
(604) 632-0085
(Address and telephone of registrant' s executive office)	(Name, address and telephone number of agent for service)
Copies to:
Conrad C. Lysiak, Esq.
601 West First Avenue, Suite 503
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price	Aggregate	Registration Fee
Registered	Registered	Per Share	Offering Price	[1]

Common Stock:	906,300	$0.30	$271,890	$8.35

[1]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

FLM MINERALS INC.
Shares of Common Stock
906,300 Shares of Common Stock

We are registering for sale by selling shareholders, 906,300 shares of common stock. We will not receive any proceeds from the shares sold by the selling shareholders.

The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock become quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Our shares of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is _________________________.

SUMMARY OF OUR OFFERING

Our Business

We are an exploration stage corporation. We own one property. The one property consists of four mining claims. We intend to explore for gold on the property.

Our administrative office is located at #308 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6 and our telephone number is (604) 632-0085 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is November 30. Our mailing address is #308 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholders	906,300 shares of common stock
Offering price per share	$0.30
Net proceeds to us	None
Number of shares outstanding before the offering	6,906,300
Number of shares outstanding after the offering if all of the shares are sold	6,906,300

Selected Financial Data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of November 30, 2006
Balance Sheet
Total Assets	$216,150
Total Liabilities	$5,000
Stockholders Equity - (Deficit)	$211,150
From Inception on
August 31, 2006
through the year Ended
November 30, 2006
Income Statement
Revenue	$0
Total Expenses	$18,200
Net Income - (Loss)	$(18,200)

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with FLM Minerals Inc.:

  Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue activities in which case you could lose your investment.

  Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. As such we may have to cease activities and you could lose your investment.

  Because the probability of an individual prospect ever having reserves is extremely remote, any funds spent on exploration will probably be lost.

  The probability of an individual prospect ever having reserves is extremely remote. In all probability, the property does not contain any reserves. As such, any funds spent on exploration will probably be lost which result in a loss of your investment.

  We lack an operating history and have losses which we expect to continue into the future. As a result, we may have to suspend or cease activities.

  We were incorporated on August 31, 2006 and we have not started our proposed business activities or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $18,200. The loss was a result of the payment of fees for staking our claims, incorporation, legal and accounting. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	our ability to locate a profitable mineral property
*	our ability to generate revenues
*	our ability to reduce exploration costs.

  Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease activities.

  Because we will have to spend additional funds to determine if we have a reserve, if we can't raise the money we will have to cease operations and you could lose your investment.

  Even if we complete our current exploration program and are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

  Because we are small and do not have much capital, we may have to limit our exploration activity which may result in a loss of your investment.

  Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, an existing reserve may go undiscovered. Without a reserve, we cannot generate revenues and you will lose your investment.

  We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend activities.

  Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

  Because our officers and directors have other outside business activities and each will only be devoting 25% of his time or approximately ten hours per week to our activities, our activities may be sporadic which may result in periodic interruptions or suspensions of exploration.

  Because our officers and directors have other outside business activities and each will be only be devoting 25% of his time or ten hours each per week to our activities, our activities may be sporadic and occur at times which are convenient to them. As a result, exploration of the property may be periodically interrupted or suspended.

  Because title to the property is held in the name of another person, if he transfers the property to someone other than us, we will cease activities.

  Title to the property upon which we intend to conduct exploration activities is not held in our name. Title to the property is recorded in the name of Altair Minerals Inc. pursuant to a option to purchase. Title will only be transferred to us subject to the performance of the terms and conditions of the option to purchase. If Altair Minerals Inc. transfers the property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease activities.

  Risks associated with this offering:
  Because all of our assets, our officers and our directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or our officers and directors.

  All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our officers and directors are nationals and/or residents of a country other than the United States, and all of their assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our sole officer and director predicated upon the securities laws of the United States or any state thereof.

  Because there is no public trading market for our common stock, you may not be able to resell your stock.

  There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because we may issue additional shares of common stock, your investment could be subject to substantial dilution.

  We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares.

  Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock in this offering. All proceeds from the sale of the shares of common stock will be received by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The price of the shares has been determined by our board of directors. We selected the $0.30 price of the sale of our shares of common stock. This was the price the selling shareholders paid for the shares. Currently there is no market for the shares and we wanted to give our shareholders the ability to sell their shares for the price they paid us. If our shares are listed for trading on the Bulletin Board, the price of the shares will be established by the market.

DILUTION

Since all of the shares of common stock being registered are already issued and outstanding, no dilution will result from this offering.

PLAN OF DISTRIBUTION

There are forty selling shareholders. They may be deemed underwriters. They may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In short sales; or
5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.30 per share until such time as the shares of our common stock become quoted on the Bulletin Board operated by the National Association of Securities Dealers, Inc. or another exchange. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders. We are bearing all costs relating to the registration of the common stock, estimated to be $30,000.00. The selling shareholders, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such as copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholders will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met.

Of the 6,906,300 shares of common stock outstanding as of November 30, 2006, 6,000,000 are owned by our officers and directors and may only be resold pursuant to Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6, and 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

General

We were incorporated on August 31, 2006. Our administrative office is located at #308 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6 and our telephone number is (604) 632-0085 and our registered statutory office is located at 6100 Neil Road, Suite 500, Reno, Nevada 89511. Our fiscal year end is November 30. Our mailing address is #308 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N6.

We are an exploration stage mining company. We have no ore bodies. We intend to prospect for gold on our one property which contains four claims. We acquired the right to conduct exploration activities on the four claims on October 18, 2006 pursuant to an agreement with Altair Minerals Inc. Altair Minerals Inc. is not affiliated with us.

Our Agreement

On October 18, 2006, we entered into an agreement with Altair Minerals Inc. wherein we were granted the exclusive right and option to acquire an undivided 100% interest in and to four mining claims located in Elko County, Nevada which we call the New Dawn claims. Under the terms of the agreement we are obligated to:

1.	Pay cash totaling $50,000 as follows:
	a.	$5,000 on execution of agreement which has been paid.
	b.	$10,000 on or before October 18, 2007
	c.	$15,000 on or before October 18, 2008
	d.	$20,000 on or before October 18, 2009
2.	Issue 500,000 restricted shares of common stock as follows:
	a.	250,000 restricted shares of common stock on or before October 17, 2007
	b.	250,000 restricted shares of common stock on or before October 17, 2008
3.	Make a royalty payment of $5,000 per year commencing October 18, 2010. The royalty payment will continue as long as we retain an interest in the property.
4.	An annual royalty payment of equal to 3% of the net smelter returns.
5.	We have the right to reduce the 3% by paying $500,000 for each 0.5%.

We are responsible for the payment of all fees and assessments due the BLM.

The agreement will terminate if we fail to make any of the payments set forth above.

Claims

The following is a list of the New Dawn claims as filed with Bureau of Land Management, hereinafter the "BLM," showing the claim name, BLM claim number, Elko County document number, and the expiration date for the claim. All claims are located in Elko County, Nevada.

Claim Name	BLM Claim Number	Elko County Document	Date of Expiration

ND 1	851630	507219	September 7, 2007
ND 2	851631	507220	September 7, 2007
ND 3	851632	507221	September 7, 2007
ND 4	851633	507222	September 7, 2007

Each claim measures 600 feet by 1500 feet and covers 20 acres. Total land position is 80 acres.

In order to keep the New Dawn claims in good standing, a claim maintenance fee in the amount of US$125.00 per claim must be paid by us to the BLM each year on or before September 1. This per claim maintenance fee is due no later than September 1, 2007. There is no grace period for fee payment. We will not cause the claims to expire as a result of not paying the required maintenance fees. In the event that our exploration program does not locate mineralization of interest, we will terminate our agreement with Altair Minerals Inc.

The New Dawn claims were selected based on research of documented occurrences of gold mineralization in Nevada and because mineralization has been located on other properties nearby, which are underlain by the same lithology. No mineralized material has been discovered on our property. We have not conducted any tests on our property.

Location and Access

The New Dawn property is located in Elko County, in the Tuscarora Mountains of north-central Nevada. The property is about 45 miles northwest of the town of Elko, Nevada. Elko is the countyseat of Elko County and lies on Interstate Highway I-80 about halfway between Reno, Nevada, and Salt Lake City, Utah. The New Dawn property is located in Section 4 of Township 39 North, Range 50 East, Mount Diablo Base and Meridian. The property is comprised of four unpatented lode mining claims, with each claim covering approximately 20 acres.

From Reno, Nevada, access to the New Dawn property is by Interstate Freeway I-80 east for about 280 miles to Elko (Exit 301 on I-80), then north on paved State Highway 225 for about 26 miles, then northwest on paved State Highway 226, and then turning off to the west onto the county maintained gravel road SSR18 that heads toward the historic mining town of Tuscarora. After about six miles this gravel road turns due south. After heading due south about one mile, turn onto a secondary gravel road heading due west for about four miles past the Quarter Circle S Ranch and along the north side of McCann Creek past Battle Mountain and Beard Hill to a Y-junction where Berry Creek joins McCann Creek. Take the north fork heading uphill to the west and north for about 2.5 miles, to a Y-junction. Take the west fork onto a dirt track that heads northwest and then curves to the southwest then southeast, and eventually heads south along a ridge top, passing through the New Dawn property after about 2.5 miles.

MAP 1

New Dawn
Carlin Trend
Battle Mountain - Eureka Trend
Jerritt Canyon District
Doby George
Big Springs
Midas
Ivanhoe
Meikle
Beast
Gold Quarry
Rain
Tuscarora
Owyhee
Mountain City
Carlin
Palisade
Beowawe
Battle Mountain
Elko
Lamoille
OWYHEE DESERT
T39N
42°
41°
117°
116°
115°
New Dawn Property
HUMBOLDT
ELKO
WHITE PINE
LINCOLN
CLARK

New Dawn Property

Sediment - Hosted Gold Deposits

Volcanic - Hosted Gold Deposits

N True

0 10 20 30 40 50 kilometres

0 10 20 30 miles

FLM Minerals Inc.

New Dawn Property

Elko County, Nevada

Property Location Map

modified from NBMG Map 120, D.A.Davis and J.V. Tingley, 1999

By:	Scale:	Date:	Figure:
RTH	as shown	October 2006	1

MAP 2

116° 20'
Pzc
Pzs
Tpb
Tps
Tpa
Qf
Qof
T 40 N
T 39 N
41° 17' 30"
N
True
Berry
Qal
Qls
Tpx
Creek
ND 3
ND 4
ND 1
ND 2
0
2,500
5,000
feet

Quaternary

Qal - alluvium, Qf alluvial fan deposits,
Qls- landslide deposits,
Qof - older alluvial fan deposits

Tertiary

Tmrf	Finely porphyritic rhyolite (dike)
Tpa	Pyroxene andesite lava
Tpb	Biotite-bearing andesite-dacite lava
Tps	Volcaniclastic sediments and tuffs
Tpx	Andesite breccia

Palaeozoic

Pzc	Chert-dminated assemblage
Pzs	Siltstone-dominated assemblage

Thrustfault - teeth on upper plate

Anticline axis

20 Bedding, dip and strike

Folds

Inclined minor antiform

Inclined minor synform

Inclined minor folds

Map Projection: UTM, Zone 11 North, NAD 27 Datum

FLM Minerals Inc.

New Dawn Property

Elko County, Nevada

Local Geology Map

modified from NBMG Map 110, C.D. Henry and D.R. Boden, 1998

By:	Scale:	Date:	Figure:
RTH	as shown	October 2006	4

Physiography

The climate in this part of Nevada is typical of the high desert country of the American southwest, with hot summers, cold winters and generally dry conditions. Temperature variations recorded for the area extend from a minimum of - 40o F to a maximum of 108o F, with average temperatures of 16o F in winter and 84o F in summer. This is semi-arid desert, with an average annual precipitation of 12.5 inches. Heavy snowfall can be expected in the higher ranges, but the climate should not be an impediment to our exploration, especially if the operations were underground. Mining at open pits elsewhere in Nevada, in roughly similar conditions, is continued year round. Physical exploration work could be conducted on the New Dawn property year round, except during early spring when the frozen ground is melting and the unimproved dirt roads become muddy and difficult to travel.

Vegetation in this part of Nevada is generally confined to grasses and sagebrush, with local stands of willows, trembling aspen and some cottonwoods in valley bottoms, and local areas with dwarf juniper and pines. The New Dawn property area includes summer grazing leases for cattle from local ranches. Most of the access roads are officially designated as ranch access roads, meaning that there are few restrictions on their use.

Water is in relatively short supply, however there is sufficient water in McCann Creek for drilling, although it may be necessary to truck water if a diamond drill is employed. Grid electrical power is not available on the New Dawn property, although it does extend to the Quarter Circle S Ranch about 4 miles to the east. We will obtain electrical power from generators.

The New Dawn property is in moderately steep terrain, on a north-south trending ridge of the northern Tuscarora Mountains, with Mount Blitzen (el. 8130 ft) located about five miles to the northeast. The north-south trending ridge is between the headwaters of Berry and Lewis Creeks, see Figure.2. Within the New Dawn property, elevations range from 7480 ft at the ridge top, sloping down to 6920 ft in the eastern gullies draining into Berry Creek, and sloping down to 7200 ft in the western gullies draining into Lewis Creek. Further to the east, Berry Creek joins McCann Creek, which eventually joins the South Fork of the Owyhee River. Further to the west, Lewis Creek joins other creeks that eventually drain into the Humboldt River.

Elko is located on the Humboldt River, which has I-80 and a transcontinental railway along its course through northern Nevada. Elko is the county seat and has a regional airport with helicopter services available. Numerous drilling companies operate out of Elko. In general, Elko is the service center for large mining operations in the Carlin trend and the Jerritt Canyon district. Given all the mining activity in the Elko region, it is anticipated that sufficient infrastructure and manpower would be available locally to support a mining operation at the New Dawn property.

Property Geology

Three of the regional rock units outcrop in the immediate vicinity of the New Dawn property:

1) upper plate Palaeozoic rocks; 2) Tertiary volcanics; and 3) contemporaneous and younger dikes. In addition, there are unconsolidated 4) Quaternary surficial deposits.

Mineralization

The mineralization is indicative of an epithermal system which may represent the top of a hydrothermal plume of mineralizing fluids.

History of Previous Work

There is no evidence of previous exploration on the property that we are aware of at this time.

Our Proposed Exploration Program

We will be prospecting for gold with the goal of identifying mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

We intend to employ a systematic exploration program utilizing surface geochemistry, radiometric surveys and geologic mapping is proposed. Any anomalies of interest may be further investigated by trenching. Targets identified, and considered significant enough to further explore, would be tested by an appropriate spaced drilling program.

At present, the property should be considered undeveloped raw land. Work to date has only included the staking of four contiguous lode claims and the required filing with both county and federal agencies.

The following is our plan and milestones for exploration:

The exploration work on this property should be conducted in two phases, with advancement to the second phase only upon successful completion of the first.

PHASE 1

1. Stake an additional 20 claims, adjoining to the north of the existing claims (in a 2 x 10 matrix); according to BLM records, this ground is unclaimed at present.

2. If possible, obtain the data collected during previous exploration campaigns if any, from their respective operators. Establish the provenance of this data, verify it, and if suitable, digitize and transfer all available exploration data onto a base map.

3. Carry out lithologic, structural, and alteration mapping, with particular focus on the Eocene rhyolite dike and the adjacent Palaeozoic rocks.

4. Carry out geochemical soil and rock-chip sampling. Analyses should include gold, its pathfinder elements (As, Sb, Hg, Tl), and elements associated with oilfield/basin brines (i.e., B, Br, F, I, Pb, Zn, V).

5. Conduct a CSAMT (Controlled Source Audio-frequency MagnetoTellurics ) geophysical survey along profiles across the entire property, and if possible, on the newly staked claims.

6. Review results of Phase 1 work, and, if warranted, select and prioritize targets for drilling.

Contingent on a review of the results of Phase 1 and approval by an independent qualified person, the project should continue to Phase 2.

PHASE 2

1. Drill the targets identified by the Phase 1 work.

2. Sample and assay all drill core or cuttings obtained from altered rocks.

3. Review results of Phase 2 work, and, where warranted, select targets for further drilling.

Cost Estimates

Estimated Budget
PHASE 1

Additional claim staking and recording	$5,000
Digitizing data and transfer to base maps	$5,000
Lithologic and structural mapping, sampling	$5,000
Geochemical soil and rock chip survey, and analyses	$10,000
Geophysical survey (CSAMT)	$20,000
Independent consultants, supervision, and reports	$5,000
Total Phase 1	$50,000

PHASE 2

Core or Reverse Circulation drilling (3000 ft)	$60,000
Sampling and assays	$10,000
Independent consultants, supervision, and reports	$20,000
Contingencies	$20,000
Total Phase 2	$110,000

We estimate that Phase 1 will take approximately six months and Phase 2 will take approximately eight months.

We intend to initiate Phase 1 in March 2007.

Government Regulation

Our mineral exploration program is subject to the regulations of the Bureau of Land Management.

The prospecting on the property is provided under the existing 1872 Mining Law and all permits for exploration and testing must be obtained through the local Bureau of Land Management (BLM) office of the Department of Interior. Obtaining permits for minimal disturbance as envisioned by this exploration program will require making the appropriate application and filing of the bond to cover the reclamation of the test areas. From time to time, an archeological clearance may need to be contracted to allow the testing program to proceed.

Rental Fee Requirement

The Federal government's Continuing Act of 2002 extends the requirement of rental or maintenance fees in place of assessment work for filing and holding mining claims with the BLM. All claimants must pay a yearly maintenance fee of $125 per claim for all or part of the mining claim assessment year. The fee must be paid at the State Office of the Bureau of Land Management by September 1 of each year. We have paid this fee through 2007. The assessment year ends on noon of September 1 of each year. The initial maintenance fee is paid at the time the Notice of Location is filed with the BLM and covers the remainder of the assessment year in which the claim was located. There are no exemptions from the initial fee. Some claim holders made qualify for a Small Miner Exemption waiver of the maintenance fee for assessment years after the year in which the claim was located. We do not qualify for a Small Miner Exemption. The following sets for the BLM fee schedule:

Fee Schedule* (per claim)
Location Fee	$30.00
Maintenance Fee.	$125.00
Service Charges	$10.00
Transfer Fee	$5.00
Proof of Labor	$5.00
Notice of Intent to Hold	$5.00
Transfer of Interest	$5.00
Amendment	$5.00
Petition for Deferment of Assessment Work	$25.00
Notice of Intent to Locate on Stock Raising Homestead land	$25.00
* Fee schedule reflects increases of July 2004 and July 2005.

The BLM regulations provide for three types of operations on public lands: 1. Casual Use level, 2. Notice level and 3. Plan of Operation level.

1. Casual Use means activities ordinarily resulting in no or negligible disturbance of the public lands or resources. Casual Use operations involve simple prospecting with hand tools such as picks, shovels, and metal detectors. Small-scale mining devices such as dry washers having engines with less than 10 brake-horsepower are allowed, provided they are fed using only hand tools. Casual Use level operations are not required to file an application to conduct activities or post a financial guarantee.

2. Notice level operations include only exploration activities in which five or less acres of disturbance are proposed. Presently, all Notice Level operations require a written notice and must be bonded for all activities other than reclamation.

3. Plans of Operation activities include all mining and processing (regardless of the size of the proposed disturbance), plus all other activities exceeding five acres of proposed public land disturbance.

Operators are encouraged to conduct a thorough inventory of the claim to determine the full extent of any existing disturbance and to meet with field office personnel at the site before developing an estimate. The inventory should include photographs taken "before" and "after" any mining activity.

If an operator constructs access or uses an existing access way for an operation and would object to BLM blocking, removing, or claiming that access, then the operator must post a financial guarantee that covers the reclamation of the access.

Concurrence by the BLM for occupancy is required whenever residential occupancy is proposed or when fences, gates, or signs will be used to restrict public access or when structures that could be used for shelter are placed on a claim. It is the claimant's responsibility to prepare a complete notice or plan of operators.

Mining Claims On State Land

The Nevada law authorizing location of claims on State Lands was repealed in 1998. Acquisition of mineral rights on Nevada trust land can only be accomplished by application for a prospecting permit, mineral lease, or lease of common variety materials.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

We are in compliance with all laws and will continue to comply with the laws in the future. We believe that compliance with the laws will not adversely affect our business operations.

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mining operations. At this point, a permit from the BLM would be required. Also, we would be required to comply with the laws of the state of Nevada and federal regulations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities. The only "cost and effect" of compliance with environmental regulations in the State of Nevada is returning the surface to its previous condition upon abandonment of the property. We will only be using "non-intrusive" exploration techniques and will not leave any indication that a sample was taken from the area.

Employees and Employment Agreements

At present, we have no full-time employees. Our officers and directors are part-time employees and each will devote about 10 hours or 25% of their time per week to our operation. Our officers and directors do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future. There are presently no personal benefits available to our officers and directors. Our officers and directors will handle our administrative duties. As of today, we have not looked for or talked to any geologists or engineers who will perform work for us in the future. We do not intend to do so until we complete this offering.

Other Activities

We are currently examining properties in China for possible exploration activities. As of the date of this prospectus we have not entered into negotiations or any agreements with anyone to acquire any additional properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward- looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on the property. Our only other source for cash at this time is investment by others in our complete private placement. The cash we raised will allow us to stay in business for at least one year. Our success or failure will be determined by what we find under the ground.

To meet our need for cash we raised money from our private placement. If we find mineralized material and it is economically feasible to remove the mineralized material, we will attempt to raise additional money through a subsequent private placement, public offering or through loans. If we do not have enough money to complete our exploration of the property, we will have to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others.

Our officers and directors are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash and can't raise it, we will either have to suspend activities until we do raise the cash, or cease activities entirely. Other than as described in this paragraph, we have no other financing plans.

We do not own any interest in any property, but merely have the right to conduct exploration activities on one property. Even if we complete our current exploration program and it is successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit, a reserve.

We will be conducting research in the form of exploration of the property. Our exploration program is explained in as much detail as possible in the business section of this prospectus. We are not going to buy or sell any plant or significant equipment during the next twelve months. We will not buy any equipment until have located a reserve and we have determined it is economical to extract the minerals from the land.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to develop the reserves ourselves.

If we are unable to complete any phase of exploration because we don' t have enough money, we will cease activities until we raise more money. If we can't or don't raise more money, we will cease activities. If we cease activities, we don't know what we will do and we don't have any plans to do anything.

We do not intend to hire additional employees at this time. All of the work on the property will be conduct by unaffiliated independent contractors that we will hire. The independent contractors will be responsible for surveying, geology, engineering, exploration, and excavation. The geologists will evaluate the information derived from the exploration and excavation and the engineers will advise us on the economic feasibility of removing the mineralized material.

Our Proposed Exploration Program

We will be prospecting for gold with the goal of identifying mineralized material. Mineralized material is a mineralized body which has been delineated by appropriate spaced drilling or underground sampling to support sufficient tonnage and average grade of metals to justify removal.

We intend to employ a systematic exploration program utilizing surface geochemistry, radiometric surveys and geologic mapping is proposed. Any anomalies of interest may be further investigated by trenching. Targets identified, and considered significant enough to further explore, would be tested by an appropriate spaced drilling program.

At present, the property should be considered undeveloped raw land. Work to date has only included the staking of four contiguous lode claims and the required filing with both county and federal agencies.

The following is our plan and milestones for exploration:

The exploration work on this property should be conducted in two phases, with advancement to the second phase only upon successful completion of the first.

PHASE 1

1. Stake an additional 20 claims, adjoining to the north of the existing claims (in a 2 x 10 matrix); according to BLM records, this ground is unclaimed at present.

2. If possible, obtain the data collected during previous exploration campaigns if any, from their respective operators. Establish the provenance of this data, verify it, and if suitable, digitize and transfer all available exploration data onto a base map.

3. Carry out lithologic, structural, and alteration mapping, with particular focus on the Eocene rhyolite dike and the adjacent Palaeozoic rocks.

4. Carry out geochemical soil and rock-chip sampling. Analyses should include gold, its pathfinder elements (As, Sb, Hg, Tl), and elements associated with oilfield/basin brines (i.e., B, Br, F, I, Pb, Zn, V).

5. Conduct a CSAMT (Controlled Source Audio-frequency Magneto Tellurics ) geophysical survey along profiles across the entire property, and if possible, on the newly staked claims.

6. Review results of Phase 1 work, and, if warranted, select and prioritize targets for drilling.

Contingent on a review of the results of Phase 1 and approval by an independent qualified person, the project should continue to Phase 2.

PHASE 2

1. Drill the targets identified by the Phase 1 work.

2. Sample and assay all drill core or cuttings obtained from altered rocks.

3. Review results of Phase 2 work, and, where warranted, select targets for further drilling.

Cost Estimates

Estimated Budget
PHASE 1

Additional claim staking and recording	$5,000
Digitizing data and transfer to base maps	$5,000
Lithologic and structural mapping, sampling	$5,000
Geochemical soil and rock chip survey, and analyses	$10,000
Geophysical survey (CSAMT)	$20,000
Independent consultants, supervision, and reports	$5,000
Total Phase 1	$50,000

PHASE 2

Core or Reverse Circulation drilling (3000 ft)	$60,000
Sampling and assays	$10,000
Independent consultants, supervision, and reports	$20,000
Contingencies	$20,000
Total Phase 2	$110,000

We estimate that Phase 1 will take approximately six months and Phase 2 will take approximately eight months.

We intend to initiate Phase 1 in March 2007.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must conduct research and exploration of our properties before we start production of any minerals we may find. We are seeking equity financing to provide for the capital required to implement our research and exploration phases.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of Operations

From Inception on August 31, 2006 to November 30, 2006

We entered into an option agreement to purchase the New Dawn property comprised of four twenty acre mining claims.

We raised $271,890 in a private placement pursuant to Regulation S of the Securities Act of 1933.

Since inception, we have used the proceeds from the private placement to fund our operations.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

We issued 6,906,300 shares of common stock pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933. This was accounted for as a purchase of shares of common stock.

As of November 30, 2006, our total assets were $216,150 and our total liabilities were $5,000.

MANAGEMENT

Officers and Directors

Our directors serve until their successor is elected and qualified. Our officers are elected by the board of directors to a term of one (1) year and serves until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)

Chester Shynkaryk	62	chairman of the board of directors
4690 - 55B Street
Delta, British Columbia
Canada V4K 3B7

George Heard	56	president, principal executive officer, and a member
#308 - 837 West Hastings Street		of the board of directors
Vancouver, British Columbia
Canada V6C 3N6

Jianxing Qian	50	secretary, treasurer, principal financial officer,
850 - 789 West Pender Street		principal accounting officer, and a member of the
Vancouver, British Columbia		board of directors
Canada V6C 1H2

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Since August 31, 2006, Chester Shynkaryk been the chairman of our board of directors. Since March 1996, Mr. Shynkaryk has been president and a member of the board of directors of Vision Coatings Group Limited (TSXV:VSC), formerly Nu-Vision Resource Corp. (TSXV: NVC), formerly Visionary Mining Corp. (TSXV:VIN). Vision Coatings Group no longer is traded on the TSXV since July 2005 when it failed to file financials statements required by the TSXV. Vision Coatings Group is located in Vancouver, British Columbia and was engaged in the business of manufacturing industrial coatings. Since June 2002, Mr. Shynkaryk has been a director of Global Minerals Ltd. (TSXV:CTG) located in Vancouver, British Columbia. Global Minerals Ltd. is engaged in the business of mineral exploration. Since November 1985, Mr. Shynkaryk has been a director of Golden Queen Mining Ltd. (TSX:GQM) located in Vancouver, British Columbia. Golden Queen Mining Ltd. is engaged in the business of mineral exploration. From November 1985 to December 1995 Mr. Shynkaryk was president of Golden Queen Mining Ltd.

Since August 31, 2006, George Heard has been our president, principal executive officer, and a member of our board of directors. Since January 1995, Mr Heard has been president, chief executive officer and a director of Global Minerals Inc. (TSXV:CTG) engaged in mineral exploration located in Vancouver, British Columbia. Global Minerals Inc. is engaged in the business acquition, exploration and development of mineral properties. Since November 2001, Mr. Heard has been a director of Forum Uranium Corp. (TSXV:FDC) located in Vancouver, British Columbia. Forum Uranium Corp. is engaged in the business of acquisition, exploration and development of uranium projects. Since April 2005, Mr. Heard has been president, chief executive officer, and a director of Global Uranium Corporation (TSXV:GU) an uranium exploration and development company located in Vancouver, British Columbia. Mr. Heard holds an MBA from the University of Hawaii (1988) and a Bachelor of Science degree in Mining Engineering from the Montana School of Mines (1975). Mr. Heard has been a Registered Professional Engineer since 1990.

Since August 31, 2006, Jianxing Qian has been our secretary, treasurer, principal financial officer, principal accounting officer, and a member of our board of directors. Since January 2005 Mr. Qian has been president of Yongfu International Consultings Ltd., located in Vancouver, British Columbia. Yongfu International Consultants Ltd. is engaged in the business of financial consulting. From November, 1990 to July 2005, Mr. Qian was an accountant with Moen & Company LLP located in Vancouver, British Columbia.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

At the present time, we do not foresee a direct conflict of interest. The only conflict that we foresee is that all of our officers and directors devote time to projects that do not involve us. In the event that our officers and directors cease devoting time to our operations, they have agreed to resign officers and directors.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid by us for the last three fiscal years ending November for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

EXECUTIVE OFFICER COMPENSATION TABLE

						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

George Heard	2006	0	0	0	0	0	0	0	0
President	2005	0	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0	0

Jianxing Qian	2006	0	0	0	0	0	0	0	0
Secretary and	2005	0	0	0	0	0	0	0	0
Treasurer	2004	0	0	0	0	0	0	0	0

We do not anticipate paying any salaries in 2007. We do not anticipate paying salaries until we have a defined ore body and begin extracting minerals from the ground.

Compensation of Directors

The members of our board of directors are not compensated for their services as directors. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

DIRECTOR'S COMPENSATION TABLE

	Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Chester Shynkaryk	2006	0	0	0	0	0	0

George Heard	2006	0	0	0	0	0	0

Jianxing Qian	2006	0	0	0	0	0	0

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

Number of
			Shares After	Percentage of
	Number of	Percentage of	Offering	Ownership After
	Shares	Ownership	Assuming all of	the Offering
Name and Address	Before the	Before the	the Shares are	Assuming all of the
Beneficial Owner [1]	Offering	Offering	Sold	Shares are Sold

Chester Shynkaryk	2,000,000	28.96%	2,000,000	28.96%
4690 - 55B Street
Delta, British Columbia
Canada V4K 3B7

George Heard	2,000,000	28.96%	2,000,000	28.96%
#308 - 837 West Hastings Street
Vancouver, British Columbia
Canada V6C 3N6

Jianxing Qian	2,000,000	28.96%	2,000,000	28.96%
1400 - 701 West Georgia Street
Vancouver, British Columbia
Canada V7Y 1C6

All officers and directors as	6,000,000	86.88%	2,000,000	86.88%
a group (3 persons)

[1]     Chester Shynkaryk, Jianxing Qian, and George Heard are our only promoters.

Changes in Control

There are no arrangements which may result in a change of control of FLM Minerals Inc. There are no known persons that may assume control of us after the offering.

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholders

The following table sets forth the name of each selling shareholder, the total number of shares owned prior to the offering, the percentage of shares owned prior to the offering, the number of shares offered, and the percentage of shares owned after the offering, assuming the selling shareholder sells all of his shares and we sell the maximum number of shares.

Name and Address	Total number of shares owned prior to offering	Percentage of shares owned prior to offering	Number of shares being offered	Percentage of shares owned after the offering assuming all of the shares are sold in the offering
Bader, Rudolf #803 - 1438 Richards St. Vancouver, British Columbia Canada, V6Z 3B8	4,000	0.06%	4,000	0.00%

Beardmore, Ian M. 2250 West 33rd Avenue, Vancouver, British Columbia Canada, V6M 1C2	15,800	2.29%	15,800	0.00%

Bin, Shao Wei Diankou Village, Fuyang City, Zhejiang Province, P.R. China	1,000	0.01%	1,000	0.00%

Chengying, Zhou #138 Xinzhong Street, Xinjian Town, Jinyun County, Zhejiang Province P.R. China	1,000	0.01%	1,000	0.00%

Clucas, James 3188 Robinson, Vancouver, British Columbia Canada, V7J 3E9	5,000	0.07%	5,000	0.00%

Clucas, Evelyn 3188 Robinson, Vancouver, British Columbia Canada, V7J 3E9	5,000	0.07%	5,000	0.00%

Corrado, Baymond 203 - 1835 Morton Ave., Vancouver, British Columbia Canada, V6G 1V3	10,000	0.14%	10,000	0.00%

Coulthard, Byron 14977 21st Ave., Surrey, British Columbia Canada, V4A 8G3	5,000	0.07%	5,000	0.00%

Dickson, Peter #218 - 10458 Mayfield Rd, Edmonton, Alberta Canada, T5P 4P4	65,000	0.94%	65,000	0.00%

Fei, Zhu Shuang Yanshanxia, Xinjian Town, Jinyun County, Zhejiang Province P.R. China	1,000	0.01%	1,000	0.00%

Gardner, Sandra L. #2303 - 837 West Hastings Street, Vancouver, British Columbia, Canada V6C 3N7	100,000	1.45%	100,000	0.00%

Gray, Don 863 March Pl., Parksville, British Columbia Canada, V9P 2N8	15,000	0.22%	15,000	0.00%

Hardy, Norman J. 505 - 104 25th Ave SW, Calgary, Alberta Canada T2S 0L9	10,000	0.14%	10,000	0.00%

Hongli, Zhang 383 West 44th Avenue, Vancouver, British Columbia Canada, V5Y 2V7	30,000	0.43%	30,000	0.00%

Hsu, Melinda 403 - 3727 West 10th Avenue, Vancouver, British Columbia Canada V6R 2G5	1,000	0.01%	1,000	0.00%

Jianping, Zhang 1026 Tuxedo Dr. Port Moody, British Columbia Canada V3H 1L4	1,000	0.01%	1,000	0.00%

Jin, Jean 1170 Howse Place, Coquitlam, British Columbia Canada V3K 5V7	10,000	0.14%	10,000	0.00%

Johnson S.R., Norm 701 - 505 Canyon Meadows Dr. SW, Calgary, Alberta Canada T2W 5V9	10,000	0.14%	10,000	0.00%

Johnson, Gavin 661 Andover Cres. West Vancouver, British Columbia Canada V7S 1Y4	3,000	0.04%	3,000	0.00%

Johnson, Steven 332 Lake Placid Green SE Calgary, Alberta Canada T2J 5A3	100,000	0.14%	100,000	0.00%

Johnson, Douglas #508 - 1440 Creekside Dr., Vancouver, British Columbia Canada V6J 5B6	150,000	2.17%	150,000	0.00%

Johnson, Lesley 412 - 8535 Bonaventure Drive SE, Calgary, Alberta Canada T2H 3A1	10,000	0.14%	10,000	0.00%

Johnson, Margaret J. 701 - 505 Canyon Meadows Dr. SW, Calgary, Alberta Canada T2W 5V9	10,000	0.14%	10,000	0.00%

Johnson, Marlee 23 Macewan Glen Way NW, Calgary, Alberta Canada	3,000	0.04%	3,000	0.00%

Junfan, Zhen 398 West 42nd Avenue, Vancouver, British Columbia Canada V5Y 2T4	1,000	0.01%	1,000	0.00%

Lewis, Cheryle 3304 Mary Anne Cres, Victoria, British Columbia Canada V9C 3L4	2,000	0.03%	2,000	0.00%

Lewis, Sharon 1009 - 1414 Barclay St. Vancouver, British Columbia Canada V6G 1J4	10,000	0.14%	10,000	0.00%

Lewis, Denise 148 Atkins Ave., Victoria, British Columbia Canada V9B 2Z8	2,000	0.03%	2,000	0.00%

Li, Zhe 5/Floor, 40# Xiaobalizhuang, South of the East Third Road, Chaoyang District, Beijing, P.R. China	1,000	0.01%	1,000	0.00%

Liang, Ding #43 - 7111 Lynnwood Drive, Richmond, British Columbia Canada V7C 5S9	1,000	0.01%	1,000	0.00%

Liu, Xiao 1015 King Georges Hwy, West Vancouver, British Columbia Canada V7S 1S8	33,000	0.48%	33,000	0.00%

Massihi, Patricia 203 - 1835 Morton Ave., Vancouver, British Columbia Canada V6G 1V3	10,000	0.14%	10,000	0.00%

Mowbray, Kyle 74 Cranceigh Manor SE, Calgary, Alberta Canada T3M 1J3	100,000	1.45%	100,000	0.00%

Peterson, Stuart c/o 602, 1000 5th Ave SW, Calgary, Alberta Canada T2P 4V1	30,000	0.43%	30,000	0.00%

Poore, Robert Suite 600 - 888 Dunsmier, Vancouver, British Columbia Canada V6C 3K4	10,000	0.14%	10,000	0.00%

Saleem, Mohamed Suite 601-1433 Beach Avenue, Vancouver, British Columbia Canada V6G 1Y3	2,000	0.03%	2,000	0.00%

She, Sharon 3625 West 24th Avenue, Vancouver, British Columbia CanadaV6S 1L7	20,000	0.03%	20,000	0.00%

Spanevello, Catherine E. #207 - 1440 Creekside Dr., Vancouver, British Columbia Canada V6J 5B6	10,000	0.14%	10,000	0.00%

Sunlon Renovation & Contracting Services Inc. 3181 Waverley Avenue, Vancouver, British Columbia Canada V5S 1G1	10,000	0.14%	10,000	0.00%

Supreme Canada Investment & Consulting Corp.[1] 19 West 60th Avenue, Vancouver, British Columbia Canada V5X 1Z3	52,500	0.76%	52,500	0.00%

Tomkies, Kester E. 10881 Sunshine Coast Hwy, Halfmoon Bay, British Columbia Canada V0N 1Y2	1,000	0.01%	1,000	0.00%

Van Vloten, Karen P.O. Box 34367, Stn. D. Vancouver, British Columbia Canada V6J 4P3	2,000	0.03%	2,000	0.00%

Wipf, Hilary #803 1438 Richards St. Vancouver, British Columbia Canada V6Z 3B8	2,000	0.03%	2,000	0.00%

Wu, Wuyi 233 Angela Dr., Port Moody, British Columbia Canada	1,000	0.01%	1,000	0.00%

Xiaoqing, Du 900 - 789 West Pender St., Vancouver, British Columbia Canada V6C 1H2	1,000	0.01%	1,000	0.00%

Xin, Wei 1412 Chippendale Road, West Vancouver, British Columbia Canada V7S 2N6	1,000	0.01%	1,000	0.00%

Yao, Zhicheng 1015 King Georges Hwy, West Vancouver, British Columbia Canada V7S 1S8	1,000	0.01%	1,000	0.00%

Yongfu, Zhu #41 Huancheng Road, Xinjian Middle School, Jinyun County, Zhejiang Province, P.R. China	1,000	0.01%	1,000	0.00%

Yujiao, Qin 2558 Westhill Drive, West Vancouver, British Columbia Canada V7S 3B7	1,000	0.01%	1,000	0.00%

Zak, Gary 821 - 475 Howe Street, Vancouver, British Columbia Canada	31,000	0.45%	31,000	0.00%

Zhao, Wei Chun Mail Box 69, University of Chinese Medicine, Hangzhou City, Zhejiang, P.R. China	1,000	0.01%	1,000	0.00%

Zhengyong, Gao 794 East 20th Avenue, Vancouver, British Columbia Canada V5V 1N3	1,000	0.01%	1,000	0.00%

Zukowski, Debbie 21 - 4055 Indian River Dr., North Vancouver, British Columbia Canada V7G 2R4	2,000	0.03%	2,000	0.00%

TOTALS	906,300	13.12%	906,300	0.00%

[1]     Supreme Canada Investment & Consulting Corp. is owned and controlled by James Shao who has voting and investment control over the shares held by Supreme Canada Investment & Consulting Corp.

[2]     Sunlon Renovation & Contracting Services Inc. is owned and controlled by Henry Chen who has voting and investment control over the shares held by Sunlon Renovation & Contracting Services, Inc.

We issued the foregoing 906,300 shares of common stock as restricted securities pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933 in that all of the sales took place outside the United States of America with non-US persons. To our knowledge there are no connections, relationships or arrangements between them and any other entities other than as described herein.

None of the selling shareholders has, or has had within the past three years, any position, office, or other material relationship with us or any of our predecessors or affiliates.

None of the selling shareholders is a broker-dealer or an affiliate of a broker dealer.

Future sales by existing stockholders

A total of 6,000,000 shares of common stock were issued to our officers and directors, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are 56 holders of record of our common stock. The record holders are our officers and directors and 53 shareholders who collectively own 6,906,300 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 50% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred stock

We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control. 78.378 through 78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control, however, they only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the state of Nevada appearing on our stock ledger and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely will occur. Currently, we have no Nevada shareholders and since this offering will not be made in the state of Nevada, no shares will be sold to Nevada residents. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SECs Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is located Corporation Trust Company of Nevada 6100 Neil Road, Suite 500 Reno, Nevada 89511 and its telephone number is (775) 688-3061.

CERTAIN TRANSACTIONS

In August 2006, we issued a total of 6,000,000 shares of restricted common stock to our officers and directors in consideration of $60.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to November 30, 2006, included in this prospectus have been audited by MacKay LLP, Chartered Accountants, 1100 - 1177 West Hastings Street, Vancouver, British Columbia, Canada V6E as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 903, Spokane, Washington 99201, and telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

Our fiscal year end is November 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by an Independent Registered Public Accounting Firm.

Audited financial statements for the period ended November 30, 2006:

Report of Independent Registered Public Accounting Firm

To the Shareholders of
FLM Minerals Inc.
(an Exploration Stage Enterprise)
Vancouver, Canada

We have audited the balance sheet of FLM Minerals Inc. (an Exploration Stage Enterprise) as at November 30, 2006 and the statement of operations and deficit, stockholders' equity, and cash flows for the period from incorporation on August 31, 2006 to November 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2006 and the results of its operations and its cash flows for the period from incorporation on August 31, 2006 to November 30, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to financial statements, the Company is in the exploration stage, and has no permanently established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	MACKAY LLP
January 16, 2007	Chartered Accountants

FLM MINERALS INC.
(An Exploration Stage Company)
Balance Sheet
At November 30, 2006
(Expressed in US Dollars)

Assets
Current Assets
Cash		$209,670
Due from related party (Note 3)		6,480
Total assets		$216,150

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities		$5,000
Total Current Liabilities		5,000

Stockholders' Equity
Preferred Stock, 100,000,000 shares authorized, $0.00001 par value
None issued
Common Stock (Note 5), 100,000,000 shares authorized, $0.00001 par value
6,906,300 shares issued and outstanding - par value		69
Additional paid in capital		271,881
Subscriptions receivable (Note 7)		(42,600)
Deficit Accumulated During the Exploration Stage		(18,200)
Total Stockholders' Equity		211,150
Total liabilities and stockholders' equity		$216,150

Going concern (Note 1)
Commitments (Note 4)

GEORGE HEARD	JIANXING QIAN
Director	Director

The Accompanying Notes are an Integral Part of These Financial Statements

FLM MINERALS INC.
(An Exploration Stage Company)
Statement of Operations
For the Period Ended November 30, 2006
(Expressed in US Dollars)

Period
From
August 31, 2006
(Date of Inception)
to November 30,
2006

Expenses
General and administrative	$1,012
Mineral property costs (Note 4)	12,188
Professional fees	5,000
Total expenses	18,200
Net loss	$(18,200)

Net loss per share
Basic and diluted	$(0.00)

Weighted average number of shares outstanding - basic and diluted	6,000,000

The Accompanying Notes are an Integral Part of These Financial Statements

FLM MINERALS INC.
(An Exploration Stage Company)
Statement of Cash Flows
For the Period Ended November 30, 2006
(Expressed in US Dollars)

Period
From
August 31, 2006
(Date of Inception)
to November 30,
2006

Cash flows used in operating activities
Net loss for the period	$(18,200)
Adjustment to reconcile net loss to net cash used in operating activities
Impairment of mineral property costs	12,188
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	5,000
Net cash used in operating activities	(1,012)

Cash flows from financing activities
Capital stock issued	229,350

Cash flows used in investing activities
Acquisition of mineral properties	(12,188)
Due from related party	(6,480)
Net cash used in investing activities	(18,668)

Cash increase during the period	209,670

Cash beginning of the period	-

Cash end of the period	$209,670

The Accompanying Notes are an Integral Part of These Financial Statements

FLM MINERALS INC.
(An Exploration Stage Company)
Statement of Stockholders' Equity
For the Period from August 31, 2006 (Date of Inception) to November 30, 2006
(Expressed in US Dollars)

					Deficit
	(Note 5)				Accumulated
	Common		Additional		During the
	Stock	Amount	Paid-in	Subscriptions	Exploration
	Number	par value	Capital	Receivable	Stage	Total

Balance, August 31, 2006
(date of inception)	--	$--	$--	$--	$--	$--
Capital stock issued for cash
at $0.00001 per share	6,000,000	60				60
at $0.30 per share	906,300	9	271,881	(42,600)		229,290

Net loss, for the period from date of inception
on August 31, 2006 to November 30, 2006					(18,200)	(18,200)

Balance, November 30, 2006	6,906,300	$69	$271,881	$(42,600)	$(18,200)	$211,150

The Accompanying Notes are an Integral Part of These Financial Statements

FLM Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period Ended November 30,2006
(Expressed in U.S. dollars)

1.          Nature of Operations and Continuance of Business

FLM Minerals Inc. (the "Company") was incorporated in the State of Nevada on August 31, 2006. The Company is an Exploration Stage Company. The Company's principal business is the acquisition and exploration of mineral properties. The Company has not presently determined whether its properties contain mineral reserves that are economically recoverable.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never generated revenues since inception and has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, confirmation of the Company's interests in the underlying properties, and the attainment of profitable operations. As at November 30, 2006, the Company has never generated any revenues and has an accumulated loss of $18,200 since inception. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is planning to file an SB-2 Registration Statement with the United States Securities and Exchange Commission to register 906,300 shares of common stock for resale.

2.          Summary of Significant Accounting Policies

a)          Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is November 30.

b)          Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FLM Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period Ended November 30,2006
(Expressed in U.S. dollars)

2.          Summary of Significant Accounting Policies (continued)

c)          Basic and Diluted Net Income (Loss) Per Share

The Company computes net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

d)          Comprehensive Loss

SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at November 30, 2006, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

e)          Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

f)          Mineral Property Costs

The Company has been in the exploration stage since its inception on August 31, 2006 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred using the guidance in EITF 04-02, "Whether Mineral Rights Are Tangible or Intangible Assets". The Company assesses the carrying costs for impairment under SFAS No. 144, "Accounting for Impairment or Disposal of Long Lived Assets" at each fiscal quarter end. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

g)          Long-lived Assets

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the carrying value of long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

FLM Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period Ended November 30,2006
(Expressed in U.S. dollars)

2.          Summary of Significant Accounting Policies (continued)

h)          Financial Instruments

The fair values of financial instruments, which include cash and due to related party, were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments. The Company's operations are in Canada, which results in exposure to market risks from changes in foreign currency rates. The financial risk is the risk to the Company's operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

i)          Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has adopted SFAS No. 109 "Accounting for Income Taxes" as of its inception. Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

j)          Foreign Currency Translation

The Company's functional and reporting currency is the United States dollar. Monetary assets and liabilities denominated in foreign currencies are translated in accordance with SFAS No. 52 "Foreign Currency Translation", using the exchange rate prevailing at the balance sheet date. Gains and losses arising on settlement of foreign currency denominated transactions or balances are included in the determination of income. Foreign currency transactions are primarily undertaken in Canadian dollars. The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

k)          Recent Accounting Pronouncements

The Financial Accounting Standards Board has issued SFAS No. 155 "Accounting for Certain Hybrid Financial Instruments B an amendment of FASB Statements No. 133 and 140" and No. 156 "Accounting for Servicing of Financial Assets B an amendment of FASB Statement No. 140", but they will not have a material effect in the Company's results of operations or financial position.

3.          Related Party Transactions

a)          Advances to Global Moly Corporation, a corporation under common management, do not bear interest, are unsecured, and will be repayable within twelve months, accordingly fair market value cannot be readily determined. The balance of $6,480 was subsequently repaid (see Note 7).

b)          On September 1, 2006, the Company issued 6,000,000 shares of common stock at $0.00001 per share to it's three directors being 2,000,000 shares each.

FLM Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period Ended November 30,2006
(Expressed in U.S. dollars)

4.          Mineral Properties

On October 18, 2006, the Company signed an option to purchase a royalty agreement with Altair Minerals Inc. ("Altair"). FLM will be granted an option to acquire an undivided 100% of the right, title and interest of four unpatented mining claims located in Elko County, Nevada. Terms and conditions are as follows:

a)          $50,000 cash payment by FLM:

(i)          $5,000 on execution of this agreement (paid);

(ii)          $10,000 on or before October 18, 2007;

(iii)          $15,000 on or before October 18, 2008; and

(iv)          $20,000 on or before October 18, 2009;

b)          500,000 common shares of FLM to be allotted and issued and certificates therefore delivered to Altair as follows:

(i)          250,000 common shares on October 18, 2007;

(ii)          250,000 common shares on October 18, 2008.

In addition, FLM shall, in order to maintain its interest in the property, make advance royalty payments to Altair, commencing on October 18, 2010 and continuing on the 18th day of October each and every year thereafter for so long as FLM or its assigns retains its interest in the property, of $5,000 per year.

FLM will pay to Altair an annual royalty equal to three percent of Net Smelter Returns. FLM shall have the right to purchase up to one and one-half royalty percentage points and reduce the royalty to 1.5% by paying $500,000 for each 0.5% royalty purchased. For greater certainty, upon payment by FLM of $1,500,000, the royalty shall be reduced to 1.5% of Net Smelter Returns.

The cost of the mineral property was initially capitalized. At November 30, 2006, the Company recognized property expenses of $12,188 ($5,000 for option payment; $7,188 for property evaluation), as it has not yet been determined whether there are proven or probable reserves on the property.

5.          Common Stock

On September 1, 2006, the Company issued 6,000,000 shares of common stock at $0.00001 per share for proceeds of $60.

On November 30, 2006, the Company issued 906,300 shares of common stock at $0.30 per share for proceeds of $271,890, of which $42,600 remains as share subscriptions receivable at November 30, 2006 and was subsequently received (see Note 7).

FLM Minerals Inc.
(An Exploration Stage Company)
Notes to the Financial Statements
For the Period Ended November 30,2006
(Expressed in U.S. dollars)

6.          Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has a net operating loss of $18,200, which expires in 2026. Pursuant to SFAS No. 109, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at November 30, 2006 and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

November 30, 2006 $

Net Operating Loss Carried Forward	18,200

Statutory Tax Rate	35%

Effective Tax Rate	-

Deferred Tax Asset	6,370

Valuation Allowance	(6,370)

Net Deferred Tax Asset	-

7.          Subsequent Events

a)          Subsequent to November 30, 2006, subscriptions receivable of $42,600 was received.

b)          $6,480 advanced to Global Moly Corporation was subsequently received.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1.       Article 4 of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2.       Article IX of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3.       Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$8.35
Printing Expenses	291.65
Accounting Fees and Expenses	9,000.00
Legal Fees and Expenses	20,000.00
Blue Sky Fees/Expenses	500.00
Transfer Agent Fees	200.00
TOTAL	$30,000.00

ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we issued 6,906,000 shares of common stock to 56 individuals in consideration of $271,950.00. All of the shares were issued pursuant to Regulation S of the Securities Act of 1933 in that all of the shares were sold outside the United States of America to non-US. persons. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27.     EXHIBITS.

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-B. All exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the securities being registered.
10.1	Option Agreement
23.1	Consent of MacKay LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Conrad C. Lysiak, Esq.

ITEM 28.     UNDERTAKINGS.

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii) To include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) For determining any liability under the Securities Act of 1933:

(i) we shall treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective. For determining any liability under the Securities Act of 1933, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(ii) we shall treat each prospectus filed by us pursuant to Rule 424(b)(3) as part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(iii) we shall treat each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form SB-2 Registration Statement and has duly caused to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 27th day of February 2007.

FLM MINERALS INC.

BY:	GEORGE HEARD
George Heard, President and Principal Executive Officer

BY:	JIANXING QIAN
Jianxing Qian, Treasurer, Principal Financial Officer, and Principal Accounting Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints George Heard, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

CHESTER SHYNKARYK	Chairman of the Board of Directors	February 27, 2007
Chester Shynkaryk

GEORGE HEARD	President, Principal Executive Officer, and a member	February 27, 2007
George Heard	of the Board of Directors

JIANXING QIAN	Secretary, Treasurer, Principal Financial Officer,	February 27, 2007
Jianxing Qian	Principal Accounting Officer and a member of
the Board of Directors